Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President,
Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien – Investor Relations
Melissa Merrill – Media Relations
Financial Dynamics
(212) 850-5600

TALBOTS REPORTS RECORD FIRST QUARTER EARNINGS PER SHARE OF $0.63,
9% ABOVE THE $0.58 REPORTED LAST YEAR

Company Reconfirms Previous Outlook for Second Quarter Earnings Per Share

     Hingham, MA, May 18, 2005 — The Talbots, Inc. (NYSE:TLB) today announced results for the thirteen-week period ended April 30, 2005 compared to the thirteen-week period ended May 1, 2004. Net sales for the quarter increased 8% to $446.5 million from $412.2 million reported for the thirteen weeks ended May 1, 2004. Retail store sales increased 8% to $378.1 million this year compared to $348.6 million last year. Included in retail store sales was an increase in comparable store sales of 4.3% for the thirteen-week period. Direct marketing sales, which include catalog and Internet, increased 8% to $68.4 million, compared to $63.6 million in the prior year period.

     Net income in the first quarter was $34.5 million compared to $33.5 million in the first quarter last year. Earnings per diluted share were $0.63, a 9% increase from last year’s first quarter earnings per diluted share of $0.58.

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     Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “We are delighted to have achieved record first quarter earnings per diluted share of $0.63, in line with our recently updated outlook and the current First Call consensus estimate. This performance represents a 9% increase in earnings per diluted share over last year’s reported $0.58 and a very healthy level of profitability, with net income at 7.7% of sales.”

     “We ended the first quarter having delivered our fifth consecutive month of positive comps. During the period, we experienced strength in our core women’s businesses across all regions and channels, resulting in comparable store sales growth of 4.3%, and an 8% increase in our direct marketing business,” Mr. Zetcher continued.

     “Regarding our store expansion plan, during the first quarter, we opened seven new stores, including three Woman stores, two Misses stores, one Petites store, and one Talbots Mens store. With two closings during the quarter, we ended the period with a total of 1,054 stores. Our plan is to open 50 new stores in 2005, which would bring us to approximately 1,088 stores at the end of the fiscal year.”

     “Looking at the second quarter, we have several marketing initiatives in place to help drive increased customer traffic and continued sales growth, including a broad based customer event. In addition, our important semi-annual clearance sale is scheduled to begin at its traditional time in mid June. Although it is still early in the period, at this time we remain comfortable with second quarter earnings per diluted share in the range of $0.32, consistent with our previously stated outlook. This compares to the $0.28 earned last year on an operating basis and $0.34 on a reported basis, including the $0.06 tax benefit resulting from the favorable resolution of certain prior year income tax issues.”

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     Mr. Zetcher concluded, “Overall, we are very pleased with our first quarter performance and the healthy selling trends we saw throughout the period. Going forward, with our well-received new assortments and appropriate levels of inventories, we believe we are very well positioned for a successful full spring season.”

     As previously announced, Talbots will host a conference call today, May 18, 2005 at 10:00 a.m. eastern time to discuss first quarter results. To listen to the live Webcast please log on to http://www.talbots.com/about/investor.asp. The call will be archived under the “investor relations” section of its web site www.talbots.com for a period of twelve months. In addition, an audio replay of the call will be available shortly after its conclusion and archived until May 20, 2005. This call may be accessed by dialing (877) 519-4471, passcode 6060813.

     Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company currently operates 1,058 stores – 521 Talbots Misses stores, including 20 Talbots Misses stores in Canada and four Talbots Misses stores in the United Kingdom; 288 Talbots Petites stores, including four Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 71 Talbots Kids stores; 100 Talbots Woman stores, including three Talbots Woman stores in Canada; 12 Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. The Company circulated approximately 46 million catalogs worldwide in fiscal 2004. Talbots on-line shopping site is located at www.talbots.com.

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     The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “comfortable with,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

     Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

     Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its spring and summer 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

     Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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(Tables Follow)

THE TALBOTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar Amounts In Thousands Except Per Share Data)
(Unaudited)

	Thirteen Weeks Ended
	April 30,	May 1,
	2005	2004 (1)
Net Sales	$446,531	$412,181

Costs and Expenses
Cost of sales, buying and occupancy	264,279	237,068
Selling, general and administrative	126,218	121,199

Operating Income	56,034	53,914

Interest
Interest expense	980	484
Interest income	177	122

Interest Expense — net	803	362

Income Before Taxes	55,231	53,552

Income Taxes	20,712	20,088

Net Income	$34,519	$33,464

Net Income Per Share:

Basic	$0.64	$0.59

Diluted	$0.63	$0.58

Weighted Average Number of Shares of Common Stock Outstanding (in thousands):

Basic	53,647	56,374

Diluted	54,881	57,876

Cash Dividends Paid Per Share	$0.11	$0.10

(1)	The financial statements for the prior period have been restated to reflect changes in the manner in which the Company accounts for leases, specifically the accounting for construction allowances, amortization periods related to leasehold improvements and rent holidays. For additional information, see footnotes 3 and 17 in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2005. Also, prior period net sales, cost of sales buying and occupancy expenses and selling, general and administrative expenses have been reclassified to conform the accounting for the Company’s customer loyalty program to the current period presentation. For additional information, see footnote 3 in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	April 30,	January 29,	May 1,
	2005	2005	2004 (1)
Cash and cash equivalents	$49,307	$31,811	$66,356
Customer accounts receivable — net	211,180	199,256	196,731
Merchandise inventories	253,241	238,544	206,092
Other current assets	59,809	57,786	58,570

Total current assets	573,537	527,397	527,749

Property and equipment — net	396,212	405,114	399,112
Intangibles — net	111,397	111,397	111,397
Other assets	18,569	18,222	14,963

TOTAL ASSETS	$1,099,715	$1,062,130	$1,053,221

Accounts payable	$51,215	$65,070	$42,277
Income taxes payable	42,296	27,196	28,415
Accrued liabilities	114,970	110,372	110,066

Total current liabilities	208,481	202,638	180,758

Long-term debt	100,000	100,000	100,000
Deferred rent under lease commitments	109,375	109,946	104,708
Deferred income taxes	1,308	5,670	4,530
Other liabilities	59,734	55,288	47,241
Stockholders’ equity	620,817	588,588	615,984

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,099,715	$1,062,130	$1,053,221

(1)	The financial statements for the prior period have been restated to reflect changes in the manner in which the Company accounts for leases, specifically the accounting for construction allowances, amortization periods related to leasehold improvements and rent holidays. For additional information, see footnotes 3 and 17 in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 30,	May 1,
	2005	2004 (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,519	$33,464
Depreciation and amortization	22,405	19,362
Deferred and other items	2,092	10,878
Changes in:
Customer accounts receivable	(11,940)	(14,074)
Merchandise inventories	(14,771)	(35,804)
Accounts payable	(13,850)	(7,766)
Income taxes payable	15,050	13,369
All other working capital	2,534	7,181

	36,039	26,610

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(13,808)	(21,400)

	(13,808)	(21,400)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from options exercised	1,293	5,229
Cash dividends	(5,999)	(5,669)
Purchase of treasury stock	—	(23,945)

	(4,706)	(24,385)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(29)	(124)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,496	(19,299)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	31,811	85,655

CASH AND CASH EQUIVALENTS, END OF PERIOD	$49,307	$66,356

(1)	The financial statements for the prior period have been restated to reflect changes in the manner in which the Company accounts for leases, specifically the accounting for construction allowances, amortization periods related to leasehold improvements and rent holidays. For additional information, see footnotes 3 and 17 in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.